                                                              Exhibit 4(b)(xiii)


                                    Met Logo
                       Metropolitan Life Insurance Company
                   One Madison Avenue, New York, NY 10010-3690
                (A Mutual Company Incorporated in New York State)

                                   Endorsement
                                       for
          Flexible Contribution Individual Retirement Annuity Contracts

This Endorsement is added to the Contract as of the issue date, or effective on the date of a change in Federal tax law requiring this Endorsement. In the event of a conflict between this Endorsement and the Contract (including any prior endorsements thereto), the provisions of this Endorsement will control.

In order to qualify this Contract as an Individual Retirement Annuity ("IRA") under Section 408(b) of the Internal Revenue Code of 1986 as subsequently amended (the "Code"), the following restrictions apply:

1. The Owner of the Contract is the Annuitant, and the Owner of the Contract CANNOT be changed. The Contract is for the exclusive benefit of the Owner or the named Beneficiary.

2. This Contract is a flexible contribution contract. Except in the case of direct transfers or of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)) or a contribution made in accordance with the terms of a Simplified Employee Pension ("SEP") as described in section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $2,000 for any taxable year. In the case of a spousal IRA, the maximum contribution cannot exceed the limitation in section 219(c) of the Code and no more than $2,000 can be contributed to either spouse's IRA.

     Except for direct transfers and rollovers described above, contributions cannot be made after the end of the year in which the Owner reaches age 69-1/2.

     This contract cannot be used as a SIMPLE IRA under Section 408(p) of the Code. It will not accept contributions otherwise permitted under Section 408(p) of the Code. Rollovers and transfers into this contract from a SIMPLE IRA are prohibited during the two year period beginning on the date that you first participated in any SIMPLE IRA plan maintained by your employer.

3. The payment of dividends, if any, will be applied to the purchase of additional benefits before the end of the calendar year following the declaration of dividends under this Contract. Any refund of purchase payments (other than


R.S. 1228 (37PP-90(NQ-1),38PP-90(1RA-1))
     those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future contributions or the purchase of additional benefits.

4. The entire interest of the individual for whose benefit the contract is maintained (Owner) will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 70 1/2 (the "Required Beginning Date"), over (a) the life of such individual, or the lives of such individual and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of such individual and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the death benefit requirements of Section 401(a)(9)(G) of the Code, and the requirements of Section 401(a)(9) of the Code, including the incidental regulation thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancy is computed by use of the expected return multiples in Table V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the individual by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable by the individual and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy of a nonspousal beneficiary (or the Owner or spousal beneficiary where the Owner does not elect to recalculate life expectancy) will be calculated using the attained age of such beneficiary ( or the attained age of the Owner or spousal beneficary, if an election to recompute life expectancy is not made) during the calendar year in which the individual attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

5.    (a)  Distributions Beginning Before Death.

          If the Owner dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to individual's death.

     (b)  Distributions Beginning after Death.


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

          If the Owner dies before distribution of his or her interest begins, distribution of the Owner's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the individual's death except to the extent that an election is made to receive distributions in accordance with (1), (2) or (3) below:

          (1) If the Owner's interest is payable to a designated beneficiary,then the entire interest of the owner may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Owner died.

          (2) If the designated beneficiary is the Owner's surviving spouse, the date distributions are required to begin in accordance with
                (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Owner died or (B) December 31 of the calendar year in which the Owner would have attained age 70 1/2.

          (3) If the designated beneficiary is the Owner's surviving spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.

      (c) Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Owner's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary (or in the case of a spousal beneficiary who does not elect to recalculate life expectancy), life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

      (d) Distributions under this section are considered to have begun if distributions are made on account of the Owner reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period

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

          permitted and in an annuity form acceptable under section 1.401(a)(9) of the Regulations.

      (e) Minimum distribution requirements may be satisfied by receiving a distribution from one Individual Retirement Account or Individual Retirement Annuity (collectively, "IRAs"), that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use an alternative method to satisfy the minimum distribution requirements.

          Notwithstanding the above, if your contract provides for a waiver of contract withdrawal charges for withdrawals to avoid Federal income tax penalties imposed on failure to satisfy minimum distribution requirements, such withdrawal charges will only be waived for the amount needed to satisfy minimum distribution on this contract and not your other IRAs.

  6. The entire interest of the Owner is nonforfeitable and nontransferable.

  7. The Company will furnish annual calendar year reports concerning the status of this Contract.

  8. In order to continue to qualify this Contract under Section 408(b) of the Code, the Company can amend this Endorsement to reflect changes in the provisions of the Code and related regulations by sending an amendment to the Owner.

                                                            /s/ Louis J. Ragusa


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

                                                              Exhibit 4(b)(xiii)


                                    Met Logo
                       Metropolitan Life Insurance Company
                   One Madison Avenue, New York, NY 10010-3690
                (A Mutual Company Incorporated in New York State)

                                   Endorsement
                                       for
        Flexible Contribution Individual Retirement Annuity Certificates

This Endorsement is added to the Certificate as of the effective date or, if later, the date of a change in Federal tax law requiring this Endorsement. In the event of a conflict between this Endorsement and the Certificate (including any prior endorsements thereto), the provisions of this Endorsement will control.

In order to qualify this Certificate as an Individual Retirement Annuity ("IRA") under Section 408(b) of the Internal Revenue Code of 1986 as subsequently amended (the "Code"), the following restrictions apply:

1. The owner of the Certificate is the annuitant, and the owner of the Certificate cannot be changed. The Certificate is for the exclusive benefit of the owner and the beneficiary.

2. This Certificate is a flexible contribution certificate. All contributions must be paid by cash, check or money order Except in the case of direct transfers or of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)) or a contribution made in accordance with the terms of a Simplified Employee Pension ("SEP") as described in section 408(k), the total of such contributions shall not exceed $2,000 for any taxable year. In the case of a spousal IRA, the maximum contribution cannot exceed the limitation in section 219(c) of the Code and no more than $2,000 can be contributed to either spouse's IRA.

     Except for direct transfers and rollovers described above, contributions cannot be made after the end of the year in which the owner reaches age 69 1/2.

     This Certificate cannot be used as a SIMPLE IRA under Section 408(p) of the Code. It will not accept contributions otherwise permitted under Section 408(p) of the Code. Rollovers and transfers into this contract from a SIMPLE IRA are prohibited during the two year period beginning on the date that the owner first participated in a SIMPLE IRA plan maintained by his or her employer.

3. The payment of dividends, if any, will be added to the certificate value before the end of the calendar year following the declaration of dividends under this


G-20247-568

     Certificate. Any refund of contributions (other than those attributable to excess contributions) will be added to the certificate value before the close of the calendar year following the year of the refund.

4. The entire interest of the owner will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which the owner attains age 70 1/2 (the "Required Beginning Date"), over (a) the life of the owner, or the lives of the owner and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the owner and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the death benefit requirements of Section 401(a)(9)(G) of the Code, and the requirements of Section 401(a)(9) of the Code, including the incidental regulation thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancy is computed by use of the expected return multiples in Table V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the owner by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable by the owner and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy of a nonspousal beneficiary (or of the owner or spousal beneficiary where the owner does not elect to recalculate life expectancy) will be calculated using the attained age of such beneficiary ( or the attained age of the owner or spousal beneficiary, if an election to recompute life expectancy is not made) during the calendar year in which the owner attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

5.    (a)  Distributions Beginning Before Death.

          If the owner dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the owner's death.

     (b)  Distributions Beginning after Death.


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

          If the owner dies before distribution of his or her interest begins, distribution of the owner's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the individual's death except to the extent that an election is made to receive distributions in accordance with (1), (2) or (3) below:

          (1) If the owner's interest is payable to a designated beneficiary, then the entire interest of the owner may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the owner died.

          (2) If the designated beneficiary is the owner's surviving spouse, the date distributions are required to begin in accordance with
                (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the owner died or (B) December 31 of the calendar year in which the owner would have attained age 70 1/2.

          (3) If the designated beneficiary is the owner's surviving spouse, the spouse may treat the certificate as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.

      (c) Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the owner's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary (or in the case of a spousal beneficiary who does not elect to recalculate life expectancy), life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

      (d) Distributions under this section are considered to have begun if distributions are made on account of the owner reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period


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

          permitted and in an annuity form acceptable under section 1.401(a)(9) of the Regulations.

      (e) Minimum distribution requirements may be satisfied by receiving a distribution from one Individual Retirement Account or Individual Retirement Annuity (collectively, "IRAs"), that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use an alternative method to satisfy the minimum distribution requirements.

  6. The entire interest of the owner is nonforfeitable and nontransferable.

  7. The Company will furnish annual calendar year reports concerning the status of this Certificate to the owner, to the Internal Revenue Service and to such other persons as required under the Code and the regulations thereunder.

  8. In order to continue to qualify this Certificate under Section 408(b) of the Code, the Company may amend this Endorsement to reflect changes in the provisions of the Code and related regulations. We will notify the owner of any amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

                                                        /s/ Louis J. Ragusa


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